UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective August 1, 2023, Kimberly Perry is no longer employed as the Chief Financial Officer of Gold Resource Corporation (the “Company”). Ms. Perry has served as the Chief Financial Officer (and principal accounting officer) of the Company since August 10, 2020.

Following the departure of Ms. Perry, Chet Holyoak, who is the Company’s Corporate Controller, has been appointed to serve as Interim Chief Financial Officer (interim principal financial officer and interim principal accounting officer) of the Company. Mr. Holyoak, age 43, is a certified public accountant and has been Corporate Controller since July 2022. Prior to joining the Company, Mr. Holyoak served as the Director of Corporate Accounting for Tata Chemicals Limited from May 2018 until July 2022, and held positions for Barrick Gold Corporation including Senior Accountant, Accounting Supervisor and Accounting Superintendent from July 2006 until May 2018. Mr. Holyoak holds a Bachelor of Science in Finance and Economics from Southern Utah University and a Master of Business Administration from Strayer University. There are no family relationships between Mr. Holyoak and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Holyoak and any other persons pursuant to which he was selected as Interim Chief Financial Officer of the Company. In addition, there are no transactions between Mr. Holyoak and the Company that require disclose pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: August 2, 2023	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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